Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces First Quarter 2018 Financial Results

New York, NY – May 4, 2018 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the first quarter ended March 31, 2018.

Total Company

•	Net income attributable to W. P. Carey of $65.3 million, or $0.60 per diluted share

•	AFFO of $138.4 million, or $1.28 per diluted share

•	Quarterly cash dividend raised to $1.015 per share, equivalent to an annualized dividend rate of $4.06 per share

•	Affirm 2018 AFFO guidance range of $5.30 to $5.50 per diluted share

Business Segments

Owned Real Estate

•	Segment net income attributable to W. P. Carey of $45.3 million

•	Segment AFFO of $114.9 million, or $1.06 per diluted share

•	Acquisitions and completed capital investment projects totaling $106.2 million

•	Ten active capital investment projects for a total commitment of $139.3 million at quarter end

•	Gross disposition proceeds totaling $35.5 million

•	Portfolio occupancy of 99.7%

•	Weighted-average lease term of 9.7 years

Investment Management

•	Segment net income attributable to W. P. Carey of $20.0 million

•	Segment AFFO of $23.4 million, or $0.22 per diluted share

W. P. Carey Inc. 3/31/2018 Earnings Release 8-K – 1

Balance Sheet and Capitalization

•	Issued €500 million of 2.125% Unsecured Senior Notes due 2027

MANAGEMENT COMMENTARY

"For the 2018 first quarter, we generated AFFO per diluted share of $1.28, up 2.4% from the same period last year, and we are affirming our full year guidance range of between $5.30 and $5.50 per diluted share based on the current strength of our pipeline and the breadth of opportunities available to us," said Jason Fox, Chief Executive Officer of W. P. Carey. “We also continued to make progress executing on our strategy to create long-term shareholder value by maximizing recurring revenue streams, continuing to improve the overall quality of our portfolio, simplifying our business and managing our balance sheet to reduce risk and enhance our cost of capital.”

QUARTERLY FINANCIAL RESULTS

As previously announced, as a result of its decision to exit non-traded retail fundraising activities in June 2017, the Company revised its segment presentation recognizing equity income earned through its ownership interests in the Managed REITs and its special member interests in the operating partnerships of the Managed REITs within its Investment Management segment. Prior to the 2017 second quarter, these items were recognized within its Owned Real Estate segment. For purposes of comparability, segment financial statements for all periods presented have been revised to reflect this change.

Revenues

•	Total Company: Revenues excluding reimbursable costs (net revenues) for the 2018 first quarter totaled $190.3 million, up 1.2% from $188.1 million for the 2017 first quarter.

•
Owned Real Estate: Owned Real Estate net revenues for the 2018 first quarter were $171.4 million, up 4.8% from $163.5 million for the 2017 first quarter, due to higher lease revenues resulting primarily from a stronger euro relative to the U.S. dollar and rent escalations, partially offset by the impact of planned dispositions.

•
Investment Management: Investment Management net revenues for the 2018 first quarter were $18.9 million, down 23.2% from $24.6 million for the 2017 first quarter, due primarily to the cessation of dealer manager fees resulting from the Company’s exit from non-traded retail fundraising and lower structuring revenues.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2018 first quarter was $65.3 million, up 13.6% compared to $57.5 million for the 2017 first quarter, due primarily to a higher aggregate gain on sale of real estate.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2018 first quarter was $1.28 per diluted share, up 2.4% from $1.25 per diluted share for the 2017 first quarter, due primarily to rent escalations, lower interest expense and a stronger euro relative to the U.S. dollar, partially offset by lower structuring revenues.

Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on March 15, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $1.015 per share, equivalent to an annualized dividend rate of $4.06 per share. The dividend was paid on April 16, 2018 to stockholders of record as of March 29, 2018.

W. P. Carey Inc. 3/31/2018 Earnings Release 8-K – 2

AFFO GUIDANCE

•	For the 2018 full year, the Company affirms that it expects to report AFFO of between $5.30 and $5.50 per diluted share, based on the following key assumptions:

(i)	investments for the Company’s Owned Real Estate portfolio of between $500 million and $1 billion;

(ii)	dispositions from the Company’s Owned Real Estate portfolio of between $300 million and $500 million; and

(iii)	total general and administrative expenses of between $65 million and $70 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets and depreciation and amortization from new acquisitions.

BALANCE SHEET AND CAPITALIZATION

Euro-Denominated Bond Issuance

•
As previously announced, on March 6, 2018, the Company completed an underwritten public offering of €500 million aggregate principal amount of 2.125% Senior Notes due April 15, 2027. The Company used the net proceeds from this offering to repay its term loans, reduce secured mortgage debt and reduce amounts outstanding under its unsecured revolving credit facility.

OWNED REAL ESTATE

Investments

•
During the 2018 first quarter, the Company completed total investments of $106.2 million, comprised of two acquisitions totaling $85.2 million and one build-to-suit project placed into service at a total cost of $21.0 million, including transaction-related costs and fees.

•
As of March 31, 2018, the Company had ten active capital investment projects for an expected total investment of approximately $139.3 million, of which $88.5 million is currently expected to be completed during 2018.

Dispositions

•	During the 2018 first quarter, the Company disposed of five properties for total gross proceeds of $35.5 million.

Composition

•
As of March 31, 2018, the Company’s Owned Real Estate portfolio consisted of 886 net lease properties, comprising 85.4 million square feet leased to 208 tenants, and two hotel operating properties. As of that date, the weighted-average lease term of the net lease portfolio was 9.7 years and the occupancy rate was 99.7%.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA:17 – Global and CPA:18 – Global (the CPA® REITs), Carey Watermark Investors Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2) (the CWI® REITs, and together with the CPA REITs, the Managed REITs), and Carey European Student Housing Fund I, L.P. (CESH I, and together with the Managed REITs, the Managed Programs).

W. P. Carey Inc. 3/31/2018 Earnings Release 8-K – 3

Acquisitions

•	During the 2018 first quarter, the Company structured one new student housing investment on behalf of the Managed Programs totaling $28.5 million.

Assets Under Management

•	As of March 31, 2018, the Managed Programs had total assets under management of approximately $13.3 billion.

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Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2018 first quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on May 4, 2018.

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Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please call to register at least 10 minutes prior to the start time.

Date/Time: Friday, May 4, 2018 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (U.S.) or +1-201-689-8762 (international)

Audio Webcast: www.wpcarey.com/earnings

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

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W. P. Carey Inc.

Celebrating its 45th anniversary, W. P. Carey ranks among the largest diversified net lease REITs with an enterprise value of over $10 billion and a portfolio of operationally-critical commercial real estate totaling 886 properties covering approximately 85 million square feet. For over four decades the Company has invested in high-quality single-tenant industrial, warehouse, office and retail properties subject to long-term leases with built-in rent escalators. Its portfolio is located primarily in North America and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.
www.wpcarey.com

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W. P. Carey Inc. 3/31/2018 Earnings Release 8-K – 4

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. Fox, including with regard to our investment pipeline and opportunities; weighted-average lease term, criticality, yields and occupancy rate of our owned real estate and other portfolio characteristics, including improvements to its quality; annualized dividends and payout ratio; disposition and capital recycling plans, and the intended results thereof; our access to capital markets, as well as our financing activities, cost of debt and interest expense levels, including the management of our balance sheet to reduce risk and improve our cost of capital; adjusted funds from operations coverage and guidance, including underlying assumptions, such as the timing of acquisitions, our level of general and administrative expense, and dispositions and the impact thereof, and current trends; our revenue mix and the stability and recurring nature of our income streams, as well as the benefits and results of our strategic shift towards focusing exclusively on net lease investing for our Owned Portfolio, such as simplifying our business; and anticipated future financial and operating performance and results, including underlying assumptions and estimates of growth, and our ability to execute on our strategy to create long-term shareholder value, including by maximizing recurring revenue streams. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2017. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

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W. P. Carey Inc. 3/31/2018 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	March 31, 2018	December 31, 2017
Assets
Investments in real estate:
Land, buildings and improvements (a)	$5,523,209	$5,457,265
Net investments in direct financing leases	725,676	721,607
In-place lease and other intangible assets	1,235,828	1,213,976
Above-market rent intangible assets	639,057	640,480
Assets held for sale, net (b)	33,182	—
Investments in real estate	8,156,952	8,033,328
Accumulated depreciation and amortization (c)	(1,399,810)	(1,329,613)
Net investments in real estate	6,757,142	6,703,715
Equity investments in the Managed Programs and real estate (d)	358,068	341,457
Cash and cash equivalents	171,331	162,312
Due from affiliates	75,540	105,308
Other assets, net	280,054	274,650
Goodwill	645,736	643,960
Total assets	$8,287,871	$8,231,402

Liabilities and Equity
Debt:
Unsecured senior notes, net	$3,115,839	$2,474,661
Unsecured revolving credit facility	267,424	216,775
Unsecured term loans, net	—	388,354
Non-recourse mortgages, net	1,005,868	1,185,477
Debt, net	4,389,131	4,265,267
Accounts payable, accrued expenses and other liabilities	247,138	263,053
Below-market rent and other intangible liabilities, net	111,801	113,957
Deferred income taxes	59,022	67,009
Distributions payable	110,309	109,766
Total liabilities	4,917,401	4,819,052
Redeemable noncontrolling interest	965	965

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 107,194,440 and 106,922,616 shares, respectively, issued and outstanding	107	107
Additional paid-in capital	4,439,433	4,433,573
Distributions in excess of accumulated earnings	(1,097,415)	(1,052,064)
Deferred compensation obligation	36,147	46,656
Accumulated other comprehensive loss	(229,238)	(236,011)
Total stockholders’ equity	3,149,034	3,192,261
Noncontrolling interests	220,471	219,124
Total equity	3,369,505	3,411,385
Total liabilities and equity	$8,287,871	$8,231,402
________

(a)	Includes $40.2 million and $83.0 million of amounts attributable to operating properties as of March 31, 2018 and December 31, 2017, respectively.

(b)	At March 31, 2018, we had one property (an operating property) classified as Assets held for sale, net, which was subsequently sold in April 2018.

(c)
Includes $658.8 million and $630.0 million of accumulated depreciation on buildings and improvements as of March 31, 2018 and December 31, 2017, respectively, and $741.0 million and $699.7 million of accumulated amortization on lease intangibles as of March 31, 2018 and December 31, 2017, respectively.

(d)
Our equity investments in the Managed Programs totaled $217.6 million and $201.4 million as of March 31, 2018 and December 31, 2017, respectively. Our equity investments in real estate joint ventures totaled $140.5 million and $140.0 million as of March 31, 2018 and December 31, 2017, respectively.

W. P. Carey Inc. 3/31/2018 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Revenues
Owned Real Estate:
Lease revenues	$163,213	$154,826	$155,781
Operating property revenues	7,218	6,910	6,980
Reimbursable tenant costs	6,219	5,584	5,221
Lease termination income and other	942	515	760
	177,592	167,835	168,742
Investment Management:
Asset management revenue	16,985	16,854	17,367
Reimbursable costs from affiliates	5,304	6,055	25,700
Structuring revenue	1,739	6,217	3,834
Other advisory revenue	190	—	91
Dealer manager fees	—	—	3,325
	24,218	29,126	50,317
	201,810	196,961	219,059
Operating Expenses
Depreciation and amortization	65,957	64,015	62,430
General and administrative	18,583	17,702	18,424
Reimbursable tenant and affiliate costs	11,523	11,639	30,921
Property expenses, excluding reimbursable tenant costs (a)	9,899	9,560	10,110
Stock-based compensation expense	8,219	4,268	6,910
Impairment charges	4,790	2,769	—
Subadvisor fees (b)	2,032	2,002	2,720
Other expenses	(37)	(533)	73
Restructuring and other compensation (c)	—	289	—
Dealer manager fees and expenses	—	—	3,294
	120,966	111,711	134,882
Other Income and Expenses
Interest expense	(38,074)	(40,401)	(41,957)
Equity in earnings of equity method investments in the Managed Programs and real estate	15,325	16,930	15,774
Other gains and (losses)	(2,763)	1,356	516
	(25,512)	(22,115)	(25,667)
Income before income taxes and gain on sale of real estate	55,332	63,135	58,510
Benefit from income taxes	6,002	192	1,305
Income before gain on sale of real estate	61,334	63,327	59,815
Gain on sale of real estate, net of tax	6,732	11,146	10
Net Income	68,066	74,473	59,825
Net (income) loss attributable to noncontrolling interests	(2,792)	736	(2,341)
Net Income Attributable to W. P. Carey	$65,274	$75,209	$57,484

Basic Earnings Per Share	$0.60	$0.69	$0.53
Diluted Earnings Per Share	$0.60	$0.69	$0.53
Weighted-Average Shares Outstanding
Basic	108,057,940	108,041,556	107,562,484
Diluted	108,211,936	108,208,918	107,764,279

Distributions Declared Per Share	$1.015	$1.010	$0.995
__________

(a)	Amount for the three months ended March 31, 2018 includes $5.7 million of property expenses related to two hotel operating properties.

(b)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 100% of asset management fees paid to us by CPA:18 – Global. Pursuant to the terms of the subadvisory agreement we had with Carey Credit Income Fund’s (CCIF) subadvisor (prior to our resignation as the advisor to CCIF in the third quarter of 2017), we paid a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(c)	Amount for the three months ended December 31, 2017 represents restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

W. P. Carey Inc. 3/31/2018 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net income attributable to W. P. Carey	$65,274	$75,209	$57,484
Adjustments:
Depreciation and amortization of real property	64,580	62,603	61,182
Gain on sale of real estate, net	(6,732)	(11,146)	(10)
Impairment charges	4,790	2,769	—
Proportionate share of adjustments for noncontrolling interests	(2,782)	(2,696)	(2,541)
Proportionate share of adjustments to equity in net income of partially owned entities	1,252	877	2,717
Total adjustments	61,108	52,407	61,348
FFO (as defined by NAREIT) Attributable to W. P. Carey (a)	126,382	127,616	118,832
Adjustments:
Tax benefit – deferred	(12,155)	(10,497)	(5,551)
Above- and below-market rent intangible lease amortization, net (b)	11,802	17,922	12,491
Stock-based compensation	8,219	4,268	6,910
Other amortization and non-cash items (c)	5,146	2,198	2,094
Straight-line and other rent adjustments	(2,296)	(2,002)	(3,500)
Loss (gain) on extinguishment of debt	1,609	(81)	912
Realized (gains) losses on foreign currency	(1,515)	(472)	403
Amortization of deferred financing costs	(194)	2,043	1,400
Other expenses	(37)	(533)	73
Restructuring and other compensation (d)	—	289	—
Proportionate share of adjustments to equity in net income of partially owned entities	1,752	2,884	550
Proportionate share of adjustments for noncontrolling interests	(343)	(1,573)	(376)
Total adjustments	11,988	14,446	15,406
AFFO Attributable to W. P. Carey (a)	$138,370	$142,062	$134,238

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (a)	$126,382	$127,616	$118,832
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (a)	$1.16	$1.18	$1.10
AFFO attributable to W. P. Carey (a)	$138,370	$142,062	$134,238
AFFO attributable to W. P. Carey per diluted share (a)	$1.28	$1.31	$1.25
Diluted weighted-average shares outstanding	108,211,936	108,208,918	107,764,279
__________

(a)	FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.

(b)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to the accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(c)	Primarily represents unrealized gains and losses from foreign exchange movements and derivatives.

(d)	Amount for the three months ended December 31, 2017 represents restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

W. P. Carey Inc. 3/31/2018 Earnings Release 8-K – 8

Non-GAAP Financial Disclosure

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as certain lease termination income, gains or losses from extinguishment of debt, restructuring and related compensation expenses and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 3/31/2018 Earnings Release 8-K – 9